Consent of Independent Auditors

We consent to the references to our firm under the captions "Financial Highlights" and "Counsel and Independent Auditors" and to the incorporation by reference of our report dated February 12, 1999 in the Registration Statement (Form N-1A) and related Prospectus and Statement of Additional Information of Investors Mark Series Fund, Inc. filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 3 under the Securities Act of 1933 (Registration No. 333-32723) and Amendment No. 4 under the Investment Company Act of 1940 (Registration No. 811-08321).

                                         /S/ ERNST & YOUNG LLP
                                         Ernst & Young LLP

Kansas City, Missouri
April 28, 1999